Exhibit 99.1

PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487

POC: 27-0169

NEWS RELEASE
FOR IMMEDIATE RELEASE	Tuesday, May 15, 2007

PRECISION OPTICS CORPORATION ANNOUNCES
THIRD QUARTER RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (OTC Bulletin Board: POCI.OB), (the “Company”) today announced operating results on an unaudited basis for the third quarter of fiscal year 2007 ended March 31, 2007.

Third Quarter Operating Results
Revenues - For the quarter ended March 31, 2007, revenues were $467,199 compared to $646,077 for the quarter ended March 31, 2006, a decrease of 28%. The decrease was primarily the result of lower sales of the Company’s traditional medical products which was due, in part, to start-up efforts associated with the initial production and shipment of an advanced surgical visualization system for a significant new customer. Small initial shipments were made to the new customer in the third quarter of fiscal year 2007, with the balance of the order expected to be delivered over the next 2 fiscal quarters.

Net Loss - For the quarter ended March 31, 2007, net loss was $843,911, or $0.04 per share, an increase of $361,738 from the net loss of $482,173 or $0.07 per share, for the quarter ended March 31, 2006. The increase is primarily a result of start-up efforts associated with the initial production of an advanced surgical visualization system, lower sales volumes of the Company’s traditional products, a non-cash charge of $42,789 related to stock-based compensation expense following the adoption of Statement of Financial Accounting Standards No. 123 revised (SFAS No. 123(R)) on July 1, 2006, along with increased R&D expenses, sales and marketing activities and higher professional fees. The weighted average common shares outstanding for the quarters ended March 31, 2007 and 2006 were 22,124,879 and 7,008,212, respectively.

Cash Flow and Expenditures - For the quarter ended March 31, 2007, cash and cash equivalents increased by $1,558,869 compared to a decrease of $416,437 for the same period last year. The increase in cash and cash equivalents was due primarily from the receipt of net proceeds of $2,391,676 from a private placement of the Company’s common stock and warrants in February 2007, offset by cash used in operating activities.

For the quarter ended March 31, 2007, research and development expenses were $323,410, increasing $103,736 from the quarter ended March 31, 2006. These expenses include a shift from previous activities aimed at the development of new technologies to applications of these technologies for customer-driven product development. The level of future quarterly R&D expenses will ultimately depend on the Company’s assessment of new product opportunities and available cash resources.

Selling, general and administrative expenses increased by $195,411, or 50%, for the quarter ended March 31, 2007 compared to the quarter ended March 31, 2006. This increase was primarily a result of a non-cash charge of $42,789 related to stock-based compensation expense following the adoption of SFAS No. 123(R) on July 1, 2006, along with enhanced sales and marketing activities focused on increasing sales of recently developed products and higher professional fees.

Precision Optics Corporation—Third Quarter Results	Page 2 of 4

Outlook
The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations. The Company believes that the recent introduction of several new products, along with new and ongoing customer relationships, will generate additional revenues, which are required in order for the Company to achieve profitability. In the coming months the Company will continue to focus its efforts on marketing products recently introduced or redesigned. The Company believes that these marketing activities, if successful, may result in the overall growth of sales.

About Precision Optics
Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality medical instruments, optical thin film coatings, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures. The Company continues to advance products through technical innovation, including development of: the next generation (patent pending) of 3-D endoscopes; the extension of Lenslock™ technology (patent pending) to its entire line of endoscopes; instrumentation utilizing the Company’s micro-precision™ lens technology (patent pending) for optical components; assemblies and endoscopes under 1 mm. Precision Optics Corporation is registered to ISO 9001:2000, ISO 13485:2003, and CMDCAS Quality Standards, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation—Third Quarter Results	Page 3 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED
MARCH 31, 2007 AND 2006
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
REVENUES	$467,199	$646,077	$1,365,636	$1,576,459

COST OF GOODS SOLD	419,849	527,027	1,119,749	1,364,054

Gross Profit	47,350	119,050	245,887	212,405

RESEARCH and DEVELOPMENT EXPENSES ,net	323,410	219,674	966,887	853,672

SELLING, GENERAL and ADMINISTRATIVE EXPENSES	581,222	385,811	1,610,238	1,222,543

GAIN ON SALE OF FIXED ASSETS	-	-	-	(165,700)

Total Operating Expenses	904,632	605,485	2,577,125	1,910,515

Operating Loss	(857,282)	(486,435)	(2,331,238)	(1,698,110)

INTEREST INCOME	13,371	4,262	35,965	19,672

Net Loss	$(843,911)	$(482,173)	$(2,295,273)	$(1,678,438)

Basic and Diluted Loss Per Share	$(0.04)	$(0.07)	$(0.13)	$(0.24)

Weighted Average Common Shares Outstanding - Basic and Diluted	22,124,879	7,008,212	17,680,434	7,008,212

Precision Optics Corporation—Third Quarter Results	Page 4 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED  BALANCE SHEETS
(UNAUDITED)

ASSETS

	March 31, 2007	June 30, 2006
CURRENT ASSETS
Cash and Cash Equivalents	$2,111,159	$2,030,428
Accounts Receivable, net	207,647	381,097
Inventories, net	996,991	445,802
Prepaid Expenses	80,601	45,912
Total Current Assets	3,396,398	2,903,239
PROPERTY AND EQUIPMENT
Machinery and Equipment	3,552,820	3,513,736
Leasehold Improvements	553,596	553,596
Furniture and Fixtures	138,842	93,545
Vehicles	42,343	42,343
	4,287,601	4,203,220
Less: Accumulated Depreciation	(4,131,457)	(4,127,287)
Net Property and Equipment	156,144	75,933
OTHER ASSETS
Cash surrender value of life insurance policies	4,438	13,246
Patents, net	273,890	236,115
Total Other Assets	278,328	249,361
TOTAL ASSETS	$3,830,870	$3,228,533

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES	957,982	588,636

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 50,000,000 shares
Issued and Outstanding -25,458,212 shares
at March 31, 2007 and 15,458,212 shares
at June 30, 2006	254,582	154,582
Additional Paid-in Capital	37,158,136	34,729,873
Accumulated Deficit	(34,539,830)	(32,244,558)
Total Stockholders' Equity	2,872,888	2,639,897

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$3,830,870	$3,228,533

Forward-looking statements contained in this news release, including those related to the future success of Company’s newly released products and products under development are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; decisions by customers to place orders for the Company’s products; the risks associated with reliance on a few key customers; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2006.

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